EXHIBIT 32.1

Rural Electric Cooperative Grantor Trust (KEPCO) Series 1997

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(18 U.S.C. Section 1350)

Pursuant to the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Sections 1350(a) and (b)), the undersigned hereby certifies as follows:

1.	I am the Chief Executive Officer of National Rural Utilities Cooperative Finance Corporation (“CFC”), servicer of the Rural Electric Cooperative Grantor Trust (KEPCO) Series 1997.

2.	To the best of my knowledge:

(a)	The Rural Electric Cooperative Grantor Trust (KEPCO) Series 1997’s annual report on Form 10-K for the fiscal year ended December 31, 2013 filed with the Securities and Exchange Commission (“this Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”); and

(b)	The information in this Report fairly presents, in all material respects, the financial condition and results of operations of the Rural Electric Cooperative Grantor Trust (KEPCO) Series 1997.

Date: March 10, 2014	/s/ SHELDON C. PETERSEN
Sheldon C. Petersen
Governor & Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Rural Electric Cooperative Grantor Trust (KEPCO) Series 1997 and will be retained by Rural Electric Cooperative Grantor Trust (KEPCO) Series 1997 and furnished to the Securities and Exchange Commission or its staff upon request.